Exhibit 10.1

FRIENDLY ICE CREAM CORPORATION

2003 INCENTIVE PLAN

Effective as of March 30, 2003

As Amended on July 23, 2003, and on May 10, 2006

FRIENDLY ICE CREAM CORPORATION
2003 INCENTIVE PLAN

SECTION 1

GENERAL

1.1                                 Purpose. The Friendly Ice Cream Corporation 2003 Incentive Plan (the “Plan”) has been established by Friendly Ice Cream Corporation (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the growth in value of the Company’s equity and achievement of factors that contribute to the enhancement of long-term shareholder return.

1.2                                 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3                                 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8).

SECTION 2

OPTIONS AND SARS

2.1           Definitions.

(a)                                  The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An ISO may only be granted to an Employee. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)                                 A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2                                 Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3                                 Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4                                 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)                                  Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)                                 The Exercise Price shall be payable in cash, by promissory note (if permitted by law), or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)                                  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5                                 Settlement of Award. Settlement of Options and SARs is subject to subsection 4.7.

2.6                                 Repricing. Except for either adjustments pursuant to paragraph 4.2(f) (relating to the adjustment of shares), or decreases approved by the Company’s stockholders, the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price in a transaction which would constitute a repricing for accounting purposes.

SECTION 3

OTHER AWARDS

3.1                                 Definitions.

(a)                                  A “Bonus Stock” Award is a grant of shares of Stock in return for previously performed services, or in return for the Participant surrendering rights to other compensation that may be due.

(b)                                 A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(c)                                  A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(d)                                 A “Performance Unit” Award is a grant of a right to receive a designated dollar value which is contingent on the achievement of performance or other objectives during a specified period, the settlement of which may be in the form of cash, Stock or any combination thereof.

(e)                                  A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2                                 Restrictions on Awards. Each Bonus Stock Award, Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)                                  Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)                                 The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, shall be based on one or more of the Performance Measures, may be measured gross or net and may be on a total or per share basis. The “Performance Measures” that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: earnings (e.g., earnings before income taxes, or “EBIT”; earnings before income taxes, depreciation and amortization, or “EBITDA”; earnings per share, or “EPS”), financial return ratios (e.g., return on investment, or “ROI”; return on invested capital, or “ROIC”; return on equity, or “ROE”), revenue, operating or net cash flows, total shareholder return, market share, operating income or net income, debt load reduction, expense management, stock price and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

(c)                                  For Awards under this Section 3 which are intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

(d)                                 If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of a change in control or the Participant’s death, disability, retirement, or involuntary termination).

(e)                                  Upon the occurrence of significant events or changes that occur during the performance period, the Committee shall have the sole discretion to determine whether any revision to the Performance Measures should be made; provided, however, that if the Award is intended to satisfy the requirements for “performance-based compensation,” any such revisions occurring after the establishment of the Performance Measures may not result in an increase in the amount of settlement of the Award.

(f)                                    Except as otherwise provided by the Committee, if a Participant’s employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant’s termination of employment, the Participant’s Performance Unit Award shall become vested without regard to whether such Award would be performance-based compensation, based on a target level performance, or as otherwise provided by the Committee in the Award Agreement.

(g)                                 Nothing in this Section 3 shall preclude the Committee, the Company, or any Subsidiary from granting performance Awards that are not intended to be “performance-based compensation”; provided, however, that, at the time of grant of performance Awards by the Committee, the Committee shall designate whether such amounts are intended to constitute “performance-based compensation.”  To the extent that the provisions of this Section 3 reflect the requirements applicable to performance-based compensation, such provisions shall not apply to the portion of the award, if any, which is not intended to satisfy the performance-based compensation requirements.

SECTION 4

OPERATION AND ADMINISTRATION

4.1                                 Effective Date. Pursuant to the approval of the shareholders of the Company at the Company’s 2003 annual meeting of its shareholders, the Plan became effective as of March 30, 2003 (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

4.2                                 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)                                  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)                                 Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 607,000 shares of Stock.

(c)                                  To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)                                 If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)                                  Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i)        The maximum number of shares of Stock that may be issued pursuant to Options intended to be ISOs shall be 607,000 shares.

(ii)       The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 150,000 shares during any calendar year. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)     The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 150,000 shares.

(iv)      For Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 75,000 shares of stock may be subject to such Awards granted to any one individual during any calendar year. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v)        For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $3,000,000 may be subject to such Awards granted to any one individual during any calendar year. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings on deferred amounts during the deferral period shall be disregarded.

(vi)                              The maximum number of shares that may be covered by Awards granted to any one individual non-employee director pursuant to Section 2 (relating to Options and SARs) shall be 75,000 shares during any calendar year and the maximum number of shares that may be covered by Awards granted to any one individual non-employee director pursuant to Section 3 (relating to Other Stock Awards) shall be 37,500 shares during any calendar year.

(f)                                    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the

                                                Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the vested and unvested portion of such Award in return for cash payment of the current value of Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).

4.3                                 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)                                 To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4                                 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant (or by such third party as may be permitted in Section 2.4(c)); (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) above shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

4.5                                 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6                                 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7                                 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8                                 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9                                 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10                           Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11                           Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12                           Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13                           Limitation of Implied Rights.

(a)                                  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)                                 The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is issued shares.

4.14                           Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5

CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award:

(a)                                  If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding Options, all such Options (regardless of whether in tandem with SARs) then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options), and any Stock purchased by the Participant under such Option following such Change in Control shall be fully vested upon exercise.

(b)                                 If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding SARs, all such SARs (regardless of whether in tandem with Options) then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs), and any cash or stock acquired by the Participant under such SAR following such Change in Control shall be fully vested upon exercise.

(c)                                  If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more shares of Bonus Stock, Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units, all such Bonus Stock, Restricted Stock, Performance Shares, and units shall become fully vested on the date of the Change in Control; provided that, if the amount of the award or the vesting is to be determined based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

SECTION 6

COMMITTEE

6.1                                 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2                                 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)                                  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b)                                 To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)                                  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)                                 Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)                                  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, applicable state corporate law and applicable stock exchange requirements.

6.3                                 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4                                 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided, that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; further provided, that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7; and further provided, that no amendment may (i) remove the provisions of subsection 2.6 (relating to Option repricing), (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially increase the number of securities which may be issued under the Plan, or (iv) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company’s stockholders.

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)                                  Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards and Performance Share Awards.

(b)                                 Board. The term “Board” means the Board of Directors of the Company.

(c)                                  Change in Control. A “Change in Control” shall be deemed to occur on the earliest of the existence of one of the following events:

(i)                                     any “person” (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

(ii)                                  individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company; or

(iii)                               approval by the Company’s shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 70% of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this subparagraph (c), the term “Permitted Holders” means Donald N. Smith and/or the Company’s then existing senior management and their respective Affiliates (as defined under the Exchange Act). The term “Voting Stock” of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

(d)                                 Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)                                  Eligible Individual. The term “Eligible Individual” means any employee of the Company or a Subsidiary and any consultant, director or other person providing bona fide services to the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(f)                                    Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)                                 Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i)                                     If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the reported closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii)                                  If closing prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean of the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)                               If the day is not a business day and, as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(h)                                 Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(i)                                     Stock. The term “Stock” means shares of common stock of the Company.

SUPPLEMENT A
ELECTIVE DEFERRAL

SECTION 1

DEFERRAL ELECTION

1.1                                 General. A Participant who is otherwise entitled to receive shares of Stock or a cash payment in settlement of an Award under the terms of the Plan may elect to defer delivery of all or a portion of such shares of Stock or such cash, subject to the following terms of this Supplement A.

1.2                                 Deferral Election. An election to defer the receipt of shares of Stock or a cash payment shall be filed prior to the first day of the calendar year in which the Stock or cash would otherwise have been delivered (or the year of vesting of  a restricted stock Award) to the Participant. The election to defer the delivery of shares of Stock or a cash payment shall be made on a form as may be determined by the Committee (the Deferral Election”).

SECTION 2

ACCOUNTS

2.1                                 Stock Account. A Stock Account shall be maintained on behalf of each Participant who elects to defer the distribution of shares of Stock under this Supplement A, for the period during which delivery of shares of Stock is deferred. A Participant’s Stock Account shall be subject to the following adjustments:

(a)                                  The Stock Account will be credited with Share Units equal to the number of shares of Stock as to which the Participant has elected deferred receipt, with such Share Units to be credited as of the date on which the shares would otherwise have been delivered to him in the absence of the deferral.

(b)                                 As of each dividend record date for the Stock following the date any Share Units are credited to the Participant’s Stock Account, and prior to the date of distribution of shares of Stock with respect to those Share Units, the Participant’s Stock Account shall be credited with additional Share Units (including fractional Share Units) equal to (i) the amount of the dividend that would be payable with respect to the number of shares of Stock equal to the number of Share Units credited to the Participant’s Stock Account on the dividend record date, divided by (ii) the Fair Market Value of a share of Stock on the date of payment of the dividend.

(c)                                  As of the date of any distribution of shares of Stock with respect to a Participant’s Stock Account under Section 3 of this Supplement, the Share Units credited to a

Participant’s Stock Account shall be reduced by the number of Shares so distributed to the Participant.

2.2                                 Cash Account. A Cash Account shall be maintained on behalf of each Participant who elects to defer the distribution of cash under this Supplement A, for the period during which delivery of cash is deferred. A Participant’s Cash Account shall be credited with a notional rate of return based upon investment(s) selected by the Committee in its sole discretion. As of the date of any distribution with respect to a Participant’s Account under Section 3 of this Supplement, the balance credited to a Participant’s Account shall be reduced by the amount of the distribution to the Participant.

2.3                                 Statement of Accounts. As soon as practicable after the end of each Plan Year, the Company shall provide each Participant having one or more Accounts under the Plan with a statement of the transactions in his Accounts during that year and his Account balances as of the end of the year.

SECTION 3

DISTRIBUTIONS

3.1                                 General.

(a)                                  Subject to the terms of this Section 3, a Participant shall specify, as part of his Deferral Election with respect to Stock Awards, and as part of his Deferral Election with respect to cash payments, the time of distribution of the amounts deferred pursuant to such election; provided, however, that distribution of shares of Stock, and of cash, shall be made in a lump sum not later than the first anniversary of the date on which the individual ceases to be an Eligible Individual; and further provided, that, unless otherwise provided for by the Committee, a Participant may elect only a single date for distribution of all of his Stock Account and only a single date for distribution of all of his Cash Account under the Plan, provided that the distribution date for the Participant’s Stock Account and Cash Account may differ.

(b)                                 At the time of distribution of deferred shares in accordance with the Participant’s Deferral Election, the Participant shall receive a distribution of shares of Stock equal to the number of share units credited to his Stock Account immediately prior to such distribution. If the scheduled distribution date would otherwise occur after a dividend record date but before the payment of the dividend, distribution shall be deferred (not more than 30 days) until the dividend is paid.

(c)                                  At the time of distribution of the Cash Account in accordance with the Participant’s Deferral Election, the Participant shall receive the amount then credited to the Participant’s Cash Account as of the date of distribution.

(d)                                 In determining a Participant’s right to distributions of stock under this Section 3, the vesting provisions of subsection 2.3 of the Plan shall apply to the share units credited to the Participant’s Stock Account as though each unit represented one share of Stock, and with all units attributable to payment of dividends being fully vested as of the date they are credited to the Participant’s Stock Account.

(e)                                  Notwithstanding the foregoing provisions of this Section 3, if any share units are credited to a Participant’s Stock Account as of the date of a Change in Control, the Participant shall receive a distribution of shares of Stock equal to the number of such share units. Such distribution shall be in settlement of the Participant’s rights to a distribution under this Section 3, provided that if the record date for a dividend is prior to a Change in Control, but the dividend payment is to occur after such Change in Control, the additional shares attributable to such dividends shall be distributed as soon as practicable thereafter.

3.2           Limitation of Implied Rights. Neither the Participant nor any other person shall, by reason of deferral of shares of Stock or the deferral of a cash payment, under this Supplement A, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date such shares or cash are distributed. A Participant shall have only a contractual right to the shares and cash, if any, distributable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to provide any benefits to any person. The Company may, but shall not be obligated to, establish a trust to hold assets for the purpose of satisfying obligations under this Supplement A. The Board shall retain the right to terminate, at any time, for any reason, or no reason, the deferral provisions under this Supplement A (which may, but need not, be in conjunction with a termination of the Plan), and shall immediately distribute all, but not less than all, of the Stock Accounts and Cash Accounts as of the date of such termination.